Exhibit 99.1

For Immediate Release January 23, 2008

Contact: Mark Garwood President / CEO Epic Bancorp 415-526-6400

Epic Bancorp Announces Quarterly Financial Results;
Record Quarterly and Full Year Earnings

Declares $0.05 Per Share First Quarter Dividend

San Rafael, CA, January 23, 2008 — Epic Bancorp (the “Company”) (NASDAQ:EPIK), the parent company for Tamalpais Bank and Tamalpais Wealth Advisors, today reported record quarterly and full-year earnings. Net income for the quarter ended December 31, 2007 was $1,139,000, a 5.9% increase over net income of $1,076,000 for the same quarter ended in 2006. Quarterly diluted earnings per share of $0.30 increased 11.1% over the comparable period last year. Net income and earnings per share were both at record levels in the fourth quarter.

Net income for 2007 was $4,209,000, a 7.1% increase over net income of $3,928,000 in 2006. Diluted earnings per share of $1.07 increased 8.1% over 2006. Net income and earnings per share were also at record levels for the full year in 2007.

Per share results for 2007 have been restated for the 7% stock dividend paid February 14, 2007. Shares outstanding decreased by 121,216 shares in the fourth quarter and 196,216 shares for the full year due the ongoing stock repurchase plan.

“We ended the year in a very strong position,” said Mark Garwood, President/CEO. “In the fourth quarter we had record revenue and our operating expenses were at their lowest level of the year, as we successfully executed our strategic plan to increase revenue while decreasing operating expenses.

Epic Bancorp
Press Release
January 23, 2008

“In addition, our asset quality remains exceptional. We ended the year with just one $466,000 nonperforming loan, representing 0.08% of total assets, and recorded charge-offs of only $1,000 for the full year. We achieved double digit loan and asset growth in an increasingly difficult environment. We have never participated in subprime lending and have low exposure to residential mortgages, construction, and land loans.”

For full year 2007:

•	total assets increased by $53.3 million (10.6%) to $556.8 million;

•	loans increased by $43.4 million (10.3%) to $464.7 million;

•	deposits decreased $8.6 million (2.3%) to $361.2 million;

•	noninterest checking accounts increased by $5.1 million (28.2%) to $23.3 million;

•	FHLB Borrowings increased by $60.3 million (69.9%) to $146.5 million,

•	stockholders’ equity increased by $2.1 million (6.6%) to $32.9 million; and,

•	a bank owned life insurance (BOLI) asset was purchased in the second quarter, with a year-end book value of $10.4 million.

“We were very successful in growing noninterest checking accounts this year, as our relationship focused approach to commercial and relationship banking is becoming increasingly successful. We chose not to compete for high rate retail deposits with banks affected by the mortgage market. Our FHLB borrowing capacity and other funding sources provide us with ample liquidity as we move into 2008.”

For the quarter, net interest income before provision for loan losses increased 3.0% and noninterest income increased 42.7% over the same period in 2006. The interest margin was 3.47%, down from 3.59% from the fourth quarter of 2007. For the full year, net interest income before provision for loan losses decreased 0.4% and noninterest income increased 17.0% from 2006. The net interest margin was 3.50%, down from 3.71% from 2006.

The provision for loan losses was $204,000 in the fourth quarter of 2007 compared to a provision of $38,000 in the same period in 2006. The provision for the full year was $244,000 as compared to $439,000 in 2006.

Epic Bancorp
Press Release
January 23, 2008

The Company had one $466,000 nonperforming commercial real estate loan located in the Company’s primary market area. The loan is sixty days delinquent and the property is being marketed for sale. Due to the estimated loan-to-value ratio of less than 55% the Company does not expect to recognize a loss on this loan and anticipates recovering all principal and interest.

Increases in Tamalpais Wealth Advisors assets under management produced fourth quarter and full year Registered Investment Advisory Services fee income increases of 21.8% and 18.6%, respectively, over the prior year periods. Fourth quarter and full year income from the bank owned life insurance asset totaled $138,000 and $387,000, respectively. That form of income was not recognized in the prior year.

Total noninterest expense in the fourth quarter of 2007 was $3,267,000, a 4.8% increase compared to $3,118,000 for the same period in 2006. Total noninterest expense for the full year 2007 was $13,365,218, a 2.5% increase compared to the full year 2006. Company wide expense control measures have been put in place in 2007 to allow earning assets and revenue to increase at a faster pace than operating expenses.

The Company’s stock buy-back program continued in the fourth quarter. During 2007 the Company repurchased 196,216 shares at a weighted average price of $12.51 per share. This is 97.8% of our targeted repurchase amount of 200,649 shares.

In addition to the buy-back program, the Company’s Board of Directors has declared a cash dividend of $0.05 per share. The dividend will be paid on February 29, 2008 to shareholders of record as of February 15, 2008. The $0.05 dividend matches the previous dividend declared in October 2007 and is 11% higher than the $.045 dividend declared in July and April 2007.

Epic Bancorp
Press Release
January 23, 2008

“We have retired approximately 4.9% or our outstanding shares in the third and fourth quarters,” said Garwood. “The stock buy-back program, along with our ongoing quarterly dividend and our strengthening financial performance, bode well for our future progress in executing our long term strategic plan to increase shareholder value.”

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the parent company of Tamalpais Bank and Tamalpais Wealth Advisors. The Company had $557 million in assets and $361 million in deposits as of December 31, 2007. Shares of the Company's common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Mark Garwood at 415-526-6400.

About Tamalpais Bank

Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp, operates seven branches in Marin County and loan production offices in Santa Rosa and Roseville, CA. The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael, Terra Linda, and Tiburon/Belvedere.

About Tamalpais Wealth Advisors

Tamalpais Wealth Advisors, located in San Rafael, specializes in helping clients of Tamalpais Bank and other high net worth families and institutional clients reach their financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Tamalpais Wealth Advisors had $281 million in assets under management as of December 31, 2007.

Epic Bancorp
Press Release
January 23, 2008

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Tamalpais Wealth Advisors. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business, and (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Epic Bancorp
Press Release
January 23, 2008

EPIC BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2007	December 31, 2006	$ Change	% Change

	(unaudited)
Assets
Cash and cash equivalents:
Cash and due from banks	$4,457,959	$3,750,262	$707,697	18.9%
Federal funds sold	566,541	8,525,772	(7,959,231)	-93.4%

Total Cash and Cash Equivalents	5,024,500	12,276,034	(7,251,534)	-59.1%
Interest-bearing time deposits in other financial institutions	627,387	987,305	(359,918)	-36.5%

Investment securities
Available-for-sale	40,660,856	26,515,887	14,144,969	53.3%
Held-to-maturity, at cost	14,514,528	21,823,305	(7,308,777)	-33.5%
Federal Home Loan Bank restricted stock, at cost	6,885,900	5,891,900	994,000	16.9%
Pacific Coast Banker’s Bank restricted stock, at cost	50,000	50,000	—	0.0%
Loans receivable	469,613,486	426,006,504	43,606,982	10.2%
Less: Allowance for loan losses	(4,914,553)	(4,671,596)	(242,957)	5.2%

	464,698,933	421,334,908	43,364,025	10.3%
Bank premises and equipment, net	4,653,871	5,274,915	(621,044)	-11.8%
Accrued interest receivable	3,221,249	3,297,170	(75,921)	-2.3%
Cash surrender value of bank-owned life insurance	10,387,374	—	10,387,374	N/A
Other assets	6,090,187	6,062,952	27,235	0.4%

Total Assets	$556,814,785	$503,514,376	$53,300,409	10.6%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing deposits	23,254,723	$18,134,565	$5,120,158	28.2%
Interest-bearing checking deposits	6,874,465	8,432,730	(1,558,265)	-18.5%
Money market and saving deposits	138,275,392	150,011,698	(11,736,306)	-7.8%
Certificates of deposit greater than or equal to $100,000	110,587,625	129,011,093	(18,423,468)	-14.3%
Certificates of deposit less than $100,000	82,182,492	64,214,598	17,967,894	28.0%

Total Deposits	361,174,697	369,804,684	(8,629,987)	-2.3%
Federal Home Loan Bank Advances	146,507,500	86,250,777	60,256,723	69.9%
Junior Subordinated Debentures	13,403,000	13,403,000	—	0.0%
Accrued interest payable and other liabilities	2,797,051	3,175,055	(378,004)	-11.9%

Total Liabilities	523,882,248	472,633,516	51,248,731	10.8%

Commitment and Contingencies	—	—	—	—

Stockholders’ Equity
Common stock, no par value; 10,000,000 shares authorized; 3,818,284 and 3,960,852 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	8,177,327	10,384,816	(2,207,489)	-21.3%
Paid-In-Capital	663,213	381,993	281,220	73.6%
Retained earnings	23,884,813	20,236,571	3,648,242	18.0%
Accumulated other comprehensive income/loss	207,184	(122,520)	329,704	-269.1%

Total Stockholders’ Equity	32,932,537	30,880,860	2,051,677	6.6%

Total Liabilities and Stockholders’ Equity	$556,814,785	$503,514,376	$53,300,409	10.6%

Epic Bancorp
Press Release
January 23, 2008

EPIC BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Periods Ended December 31, 2007 and 2006

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2007	2006	2007	2006

	(Unaudited)		(Unaudited)
Interest Income
Interest and fees on loans	$9,145,725	$8,875,154	$36,096,493	$33,228,862
Interest on investment securities	665,062	513,408	2,450,353	1,902,396
Interest on Federal funds sold	23,630	113,506	161,022	314,126
Interest on other investments	91,218	102,905	293,064	324,485
Interest on deposits in other financial institutions	7,898	11,372	40,081	44,342

Total Interest Income	9,933,533	9,616,345	39,041,013	35,814,211

Interest Expense
Interest expense on deposits	3,667,934	4,062,260	15,797,174	13,507,085
Interest expense on borrowed funds	1,488,225	851,284	4,561,481	3,636,467
Interest expense on Junior Subordinated Debentures	236,533	292,105	1,123,231	1,040,962

Total Interest Expense	5,392,692	5,205,649	21,481,886	18,184,514

Net Interest Income Before Provision for Loan Losses	4,540,841	4,410,696	17,559,127	17,629,697

Provision for Loan Losses	203,671	38,163	243,956	439,472

Net Interest Income After Provision for Loan Losses	4,337,170	4,372,533	17,315,171	17,190,225

Noninterest Income
Gain on sale of loans, net	98,875	48,300	584,748	791,966
Loss on sale of securities, net	—	—	—	(1,820)
Loan servicing	52,189	52,162	179,422	161,142
Registered Investment Advisory Services fee income	161,871	132,920	601,429	507,192
Other income	379,203	251,803	1,180,409	717,977

Total Noninterest Income	692,138	485,185	2,546,008	2,176,457

Noninterest Expenses
Salaries and benefits	1,768,097	1,843,608	7,335,918	7,934,800
Occupancy	367,269	351,642	1,468,659	1,409,557
Advertising	62,962	75,731	369,291	367,768
Professional	385,403	44,353	738,090	337,172
Data processing	118,912	64,133	469,495	364,223
Equipment and depreciation	230,583	246,246	900,072	850,820
Other administrative	333,759	492,143	2,083,693	1,771,318

Total Noninterest Expense	3,266,985	3,117,856	13,365,218	13,035,658

Income Before Income Taxes	1,762,323	1,739,862	6,495,961	6,331,024
Provision for Income Taxes	622,878	664,359	2,286,847	2,402,575

Net Income	$1,139,445	$1,075,503	$4,209,114	$3,928,449

Earnings Per Share
Basic	$0.30	$0.27	$1.07	$0.99

Diluted	$0.30	$0.27	$1.07	$0.99

Epic Bancorp
Press Release
January 23, 2008

EPIC BANCORP AND SUBSIDIARIES
Selected Ratios and Other Data
Unaudited
(Dollars in Thousands Except Per Share Amounts)

	At or For the Three Months Ended December 31,		At or For the Twelve Months Ended December 31,

	2007	2006	2007	2006

Profitability Ratios:
Return on average assets	0.84%	0.86%	0.81%	0.81%
Return on average equity	13.89%	14.67%	12.89%	13.81%
Net Interest Margin	3.47%	3.59%	3.50%	3.71%
Efficiency ratio	62.4%	63.7%	66.5%	65.8%

Other Information:
Average total assets	$541,643	$499,504	$520,438	$486,652
Average interest earning assets	$519,221	$487,899	$501,250	$475,841
Average equity	$32,823	$29,330	$32,660	$28,446
Average Basic Shares Outstanding	3,853,976	3,960,852	3,950,540	3,951,794
Average Diluted Shares Outstanding	3,803,190	3,960,441	3,951,791	3,961,501
Basic earnings per share	$0.30	$0.27	$1.07	$0.99
Diluted earnings per share	$0.30	$0.27	$1.07	$0.99

	At December 31, 2007	At December 31, 2006

Share Information:
Book value per share	$8.62	$7.79
Shares outstanding	3,818,284	3,960,852

Asset Quality Information:
Non-performing loans	$466	$—
Other real estate owned	—	—
Allowance for loan losses	$4,915	$4,672
Non-performing loans / total loans	0.10%	0.00%
Non-performing assets / total assets	0.08%	0.00%
Allowance for loan losses / loans outstanding	1.05%	1.10%
Allowance for loan losses / non-accrual loans	1054.63%	N/A

Tamalpais Bank Capital Ratios:
Tier 1 leverage ratio	8.33%	8.62%
Tier 1 risk based capital ratio	9.35%	9.70%
Total risk based capital ratio	10.37%	10.75%

Epic Bancorp Press Release January 23, 2008

EPIC BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Three Months Ended

	12/31/07			12/31/06

(dollars in thousands)	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$5,239	$52	5.56%	$—	$—	N/A
Investment securities - taxable (2)	50,231	613	4.84%	46,444	513	4.38%
Other investments	6,106	91	5.91%	5,957	103	6.86%
Interest bearing deposits in other financial institutions	682	8	4.65%	1,108	11	3.94%
Federal funds sold	1,789	24	5.32%	8,590	114	5.27%
Loans (3)	455,174	9,146	7.97%	425,800	8,875	8.27%

Total Interest Earning Assets	519,221	9,934	7.59%	487,899	9,616	7.82%
Allowance for loan losses	(4,736)			(4,654)
Cash and due from banks	4,542			5,765
Net premises, furniture and equipment	4,788			5,191
Other assets	17,828			5,303

Total Assets	$541,643			$499,504

Liabilities and Shareholders’ Equity
Interest bearing checking	$7,062	$11	0.62%	$7,497	$12	0.64%
Savings deposits (4)	143,406	1,194	3.30%	148,650	1,624	4.33%
Time deposits	189,151	2,463	5.17%	191,266	2,426	5.03%
Other borrowings	129,512	1,488	4.56%	87,610	851	3.85%
Junior Subordinated Debentures	13,403	237	7.02%	13,403	292	8.64%

Total Interest Bearing Liabilities	482,534	5,393	4.43%	448,426	5,205	4.61%
Noninterest deposits	21,631			18,208
Other liabilities	4,655			3,540

Total Liabilities	508,820			470,174
Shareholders’ Equity	32,823			29,330

Total Liabilities and Shareholders’ Equity	$541,643			$499,504

Net interest income		$4,541			$4,411

Net interest spread (5)			3.16%			3.21%
Net interest margin (6)			3.47%			3.59%

(1)

Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(2)	The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(3)	Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(4)	Savings deposits include Money Market accounts.

(5)	Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(6)	Net interest margin is the net yield on average interest earning assets.

Epic Bancorp
Press Release
January 23, 2008

EPIC BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Twelve Months Ended

(dollars in thousands)	12/31/07			12/31/06

	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$3,116	$123	5.57%	$—	$—	N/A
Investment securities - taxable (2)	49,496	2,327	4.70%	46,893	1,902	4.06%
Other investments	5,348	293	5.48%	6,035	324	5.37%
Interest bearing deposits in other financial institutions	899	40	4.45%	1,167	44	3.77%
Federal funds sold	3,129	161	5.15%	6,378	314	4.92%
Loans (3)	439,262	36,097	8.22%	415,368	33,230	8.00%

Total Interest Earning Assets	501,250	39,041	7.79%	475,841	35,814	7.53%
Allowance for loan losses	(4,663)			(4,528)
Cash and due from banks	4,425			5,377
Net premises, furniture and equipment	4,998			4,927
Other assets	14,426			5,035

Total Assets	$520,436			$486,652

Liabilities and Shareholders’ Equity
Interest bearing checking	$7,513	46	0.61%	$7,301	45	0.62%
Savings deposits (4)	153,199	6,336	4.14%	155,426	6,176	3.97%
Time deposits	183,671	9,415	5.13%	161,739	7,286	4.50%
Other borrowings	103,088	4,562	4.43%	101,051	3,636	3.60%
Junior Subordinated Debentures	15,135	1,123	7.42%	11,524	1,041	9.03%

Total Interest Bearing Liabilities	462,606	21,482	4.64%	437,041	18,184	4.16%
Noninterest deposits	20,764			17,874
Other liabilities	4,408			3,291

Total Liabilities	487,778			458,206
Shareholders’ Equity	32,660			28,446

Total Liabilities and Shareholders’ Equity	$520,438			$486,652

Net interest income		$17,559			$17,630

Net interest spread (5)			3.15%			3.37%
Net interest margin (6)			3.50%			3.71%

(1)

Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(2)	The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(3)	Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(4)	Savings deposits include Money Market accounts.

(5)	Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(6)	Net interest margin is the net yield on average interest earning assets.